Exhibit 99.1

Contacts:

International Stem Cell Corporation
Kenneth C. Aldrich, Chairman, CEO
kaldrich@intlstemcell.com
760-940-6383

William B. Adams, Chief Financial Officer
wadams@intlstemcell.com
760-940-6383

International Stem Cell Corporation Announces Manufacturing and Supply Agreement with ATCC

Oceanside, California, [DATELINE] International Stem Cell Corporation (OTCBB: ISCO) announced today that it has entered into an agreement with ATCC (American Type Culture Collection, Manassas, Va.) to manufacture living primary cells and cell culture products for worldwide distribution by ATCC into the biological research market.

“We are proud of our relationship with ATCC.  They are well known around the world as a leader in supplying biomaterials for critical research being conducted in the field of life sciences,” according to Jeffrey Janus, President of ISCO.  “Relationships with quality organizations such as ATCC are critical to ISCO’s future success.  This is yet another important step toward ISCO’s becoming the industry leader in providing cells and cell products for therapy.  We advance our therapeutic goals by generating revenue, scientific knowledge and infrastructure through research, product manufacture and sales.”

International Stem Cell Corporation is the first company to perfect a method of creating human stem cells from unfertilized eggs. These cells, called “parthenogenetic” stem cells alleviate two critical problems inherent in cell transplantation today — immune rejection and the ethical issues associated with the use of fertilized human embryos — yet they retain the ability to differentiate into all tissue types.

“These products and the expertise of ISCO broaden the ATCC offering and complement our strong position in cell biology,” said Michael Gove, ATCC VP for Marketing and Sales. “Offering primary cells and culture products will enhance our position as the world’s leading biological resource center and provide our customers more high-quality reagents for their research.”

ATCC, a global nonprofit, supports biological research by acquiring, authenticating, developing, preserving and distributing the world’s most comprehensive source of cell and microbial reference cultures and reagents. ATCC functions as a biological repository, a research organization and a service provider for use by researchers in academic and industry laboratories.

ISCO, through its wholly owned subsidiary, Lifeline Cell Technology (Walkersville, MD) develops and manufactures optimized human cell culture products for research use.  These products consist of frozen cells and cell culture media and reagents and include stem cell products.

ABOUT ATCC:

ATCC is the world’s largest biological resource center and the most comprehensive source of reference cultures and reagents used by researchers in academic and industry laboratories. Since 1925, ATCC, also known as American Type Culture Collection, has set the standard for authentication and distribution of biological reference materials for life science research in the public and private sector. www.atcc.org.

ABOUT INTERNATIONAL STEM CELL CORPORATION (ISCO.OB):

International Stem Cell Corporation (ISCO) is a California biotechnology company focused on developing therapeutic and research products. ISCO’s technology, Parthenogenesis, results in the creation of pluripotent human stem cell lines from unfertilized human eggs.  ISCO scientists also have created the first Parthenogenetic homozygous stem cell line (phSC-Hhom-4) that can be a source of therapeutic cells that will not be immune rejected after transplantation into millions of individuals of differing sexes, ages and racial groups. These advancements offer the potential to create the first true “Stem Cell Bank” and address ethical issues by eliminating the need to use or destroy fertilized embryos. ISCO also produces and markets specialized cells and growth media worldwide for therapeutic research through its subsidiary Lifeline Cell Technology. For more information, visit the ISCO website at: www.internationalstemcell.com.

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Forward-Looking Statements
Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.